CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261506 on Form S-6 of our report dated February 9, 2022, relating to the financial statement of FT 9900, comprising Dow(R) Target 10 Feb. '22 - Term 3/9/23 (The Dow(R) Target 10 Portfolio, February 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 9, 2022